Exhibit 3.1

CERTIFICATE OF THIRD AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

RUMBLE INC.

Rumble Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The present name of the Corporation is Rumble Inc. The Corporation was previously known as “CF Acquisition Corp. VI” and, prior thereto, as “CF Finance Acquisition Corp. V”. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 17, 2020 (the “Original Certificate”).

2.	A certificate of amendment of the Original Certificate was filed with the Secretary of State of the State of Delaware on October 1, 2020.

3.	An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 18, 2021 (the “First Amended and Restated Certificate”).

4.	The Second Amended and Restated Certificate of Incorporation of the Corporation, which amended and restated the First Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on September 15, 2022 (as corrected by the Corrected Certificate of Second Amended and Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of the State of Delaware on March 30, 2023, and as amended by the First Amendment (as defined below), the “Existing Certificate”).

5.	A certificate of amendment of the Existing Certificate was filed with the Secretary of State of the State of Delaware on June 14, 2024 (the “First Amendment”).

6.	A certificate of second amendment of the Existing Certificate was filed with the Secretary of State of the State of Delaware on June 15, 2026 (the “Second Amendment”).

7.	The terms and provisions of this Certificate of Third Amendment of Second Amended and Restated Certificate of Incorporation (this “Third Amendment”) have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation of the Corporation.

8.	The following amendments to the Existing Certificate shall be effective at the Effective Time (as defined below).

Article I, Section 1.1 of the Existing Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.1 Name. The name of the Corporation is RUM Group Inc. (the “Corporation”).

9.	Except as amended hereby, all other provisions of the Existing Certificate shall remain unchanged and in full force and effect.

10.	This Third Amendment shall become effective at 5:00 p.m. Eastern Time on June 18, 2026 (the “Effective Time”).

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment this 17th day of June, 2026.

RUMBLE INC.

By:	/s/ Chris Pavlovski
Name:	Chris Pavlovski
Title:	Chief Executive Officer

[Signature Page to Charter Amendment]